SETTLEMENT AGREEMENT AND MUTUAL RELEASE

                  This Settlement Agreement and Mutual Release (this "Agreement") is entered into as of September 10, 2004, by and among Sprint Spectrum L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, Sprint Communications Company L.P., a Delaware limited partnership and WirelessCo, L.P., a Delaware limited partnership, (the "Sprint Parties,"), AirGate PCS, Inc., a Delaware corporation ("AirGate"), AGW Leasing Company, Inc., a Delaware corporation ("AGW"), AirGate Network Services, LLC, a Delaware limited liability company ("ANS"), and AirGate Service Company, Inc., a Delaware corporation ("ASC"; AirGate, AGW, ANS and ASC are collectively referred to as the "AirGate Parties" and the AirGate Parties together with the Sprint Parties are collectively referred to as the "Parties").

                  AirGate has entered into a Management Agreement, a Services Agreement and two Trademark and Service Mark License Agreements with the Sprint Parties, dated and effective as of July 22, 1998 (each agreement, together with all addenda and amendments, being the "Management Agreement," the "Services Agreement" and two "Trademark and Service Mark License Agreements" and collectively, the "Sprint Agreements").

                  The Parties (in the singular, "Party") desire to resolve and release claims specified in this Agreement, whether known or unknown, that any Party might have against any of the other Parties that arose on or before the Effective Date (defined below) of this Agreement, including certain claims that arise out of any actual or claimed actions or inactions of any Party on or before the Effective Date of this Agreement, except as provided in this Agreement. The Parties have agreed to take the actions set forth in this Agreement to avoid the expense and delay inherent in further negotiations and possible litigation concerning their business relationship.

                  In consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Addendum. The Parties will execute and deliver an addendum to the Sprint Agreements in the form attached to this Agreement (the "Addendum") contemporaneously with the Parties' execution and delivery of this Agreement.

2. Effective Date. The parties are executing this Agreement as of the date noted above, but the terms of this Agreement become effective on (the "Effective Date"):

         (a) August 1, 2004, if before 5:00 p.m. Eastern Time on September 14, 2004:

                  (i) the Parties execute and deliver the Addendum and this Agreement; and

                  (ii) AirGate pays Sprint Spectrum L.P. the amount required under this Agreement; or

         (b) the first calendar day of the first calendar month after the events described in clauses 2(a)(i) and 2(a)(ii) occur, if both of those events do not occur before the deadlines set forth in those clauses.

3. Settlement Payment. AirGate, on behalf of itself and the other AirGate Parties, will pay Sprint Spectrum L.P., on its own behalf and on behalf of the other Sprint Parties, $6,800,000. The payment will be made via wire transfer to the account designated by Sprint Spectrum L.P.

4.       General Releases.

     (a) Sprint Release of the AirGate Parties. Except as provided in Section 5, each of the Sprint Parties releases and forever discharges the AirGate Parties and their respective officers, directors, shareholders, partners, members, subsidiaries, employees, agents and representatives (the "AirGate Released Parties") from all liabilities, claims, attorneys' fees, damages, injuries, causes of action, and losses of any kind that any of the Sprint Parties ever had, now has, may assert or may in the future claim to have against any of the AirGate Released Parties by reason of any act, failure to act, cause or matter occurring or existing on or before the date of this Agreement, concerning or related to the Sprint Agreements ("Sprint's Claims"). For avoidance of doubt but not for purposes of limitation, this provision releases and forever discharges each of the AirGate Released Parties of and from any and all liabilities, claims, attorneys' fees, damages, injuries, causes of action, and losses of any kind that any of the Sprint Parties ever had, now has, may assert or may in the future claim to have against any of the AirGate Released Parties with respect to any of the matters set forth on Exhibit A to this Agreement, and waives any and all rights that any of the Sprint Parties may have with respect to those matters ("Sprint's Specific Claims").

     (b) AirGate Release of the Sprint Parties. Except as provided in Section 5, each of the AirGate Parties releases and forever discharges the Sprint Parties and their respective officers, directors, shareholders, partners, members, subsidiaries, employees, agents and representatives (the "Sprint Released Parties") from all liabilities, claims, attorneys' fees, damages, injuries, causes of action, and losses of any kind that any of the AirGate Parties ever had, now has, may assert or may in the future claim to have against any of the Sprint Released Parties by reason of any act, failure to act, cause or matter occurring or existing on or before the date of this Agreement concerning or related to the Sprint Agreements ("AirGate's Claims" and together with Sprint's Claims, the "Claims"). For avoidance of doubt but not for purposes of limitation, this provision releases and forever discharges each of the Sprint Released Parties of and from any and all liabilities, claims, attorneys' fees, damages, injuries, causes of action, and losses of any kind that any of the AirGate Parties ever had, now has, may assert or may in the future claim to have against any of the Sprint Released Parties with respect to any of the matters set forth on Exhibit A to this Agreement, and waives any and all rights that any of the AirGate Parties may have with respect to those matters ("AirGate's Specific Claims" and together with Sprint's Specific Claims, the "Specific Claims").

     (c) Complete Release. Except as provided in Sections 5, 9 and 13(a), this Agreement constitutes the complete compromise, settlement, accord and satisfaction of all of the Claims with no reservation of any rights or claims, whether stated or implied.

5.       Exceptions to Released Claims.

     (a) Right to Collect Business Activity Amounts. The Parties are releasing their right to collect any amounts for fees, credits and business activity arising under any of the Sprint Agreements before the Effective Date (the "Business Activity Amounts") only with respect to the Specific Claims. For the avoidance of doubt, the provisions in the Management Agreement, as amended by the Addendum, regarding the limitations on invoicing and payment obligations apply to Business Activity Amounts that accrued before the Effective Date. The Parties may bill, collect and settle the Business Activity Amounts that accrue before the Effective Date and that are not Specific Claims in accordance with the terms of the Sprint Agreements (without giving effect to the Addendum) and in accordance with past practice, notwithstanding the releases set forth in
Section 4. Neither Party is releasing its right to claims (including its right to dispute amounts) related to any Settlements activity for which invoices have not yet been generated relating to Picture Mail (third party charges from LightSurf that have not been billed), mail-in handset rebates (third party charges from Parago and/or Young America, including the associated administrative fee), and RadioShack, Third Party and Small Business dealer instant rebates identified in the commission files by G/L account 490950.

     (b) Future Claims. Nothing in this Agreement constitutes a release by any Party of claims arising after the date of this Agreement, including without limitation future claims arising under the Management Agreement after giving effect to the Addendum that becomes effective as of the Effective Date.

     (c) Indemnification. This Agreement does not modify, waive or release the parties' rights and responsibilities under section 13 of the Management Agreement with respect to indemnification for claims brought by third parties based upon facts that occurred before the date of this Agreement.

     (d) Most Favored Nation. This Agreement does not modify, waive or release any of AirGate's rights under the new section 1.10 of the Management Agreement, even if the changes to an Other Manager's Management Agreement are in settlement of that Other Manager's claims that are similar to claims that AirGate is releasing under this Agreement.

6. Representations and Warranties. Each of the Parties represents and warrants to the other Parties that:

     (a) it has not commenced any action or proceeding against any other Party concerning any of the Claims or Specific Claims, before any agency or other governmental authority, at law, in equity, in arbitration, or otherwise;

     (b) no promise, inducement or agreement not expressed in this Agreement or the Addendum has been made;

     (c) it has the full right, power and authority to enter into this Agreement, and to perform according to the terms of this Agreement;

     (d) the Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

     (e) neither the execution, delivery and performance of this Agreement, nor the consummation by the Party of the transactions contemplated by this Agreement, will conflict with, violate or result in a breach of:

(i) any law, regulation, order, writ, injunction, decree, determination or award of any governmental authority or any arbitrator, applicable to the Party, or

(ii) any of the terms, conditions or provisions of the certificate of limited partnership or certificate or articles of incorporation or bylaws (or other governing documents) of the Party, or

(iii)    any material agreement of the Party, or

(iv) any material instrument to which the Party is or may be bound or to which any of its material properties or assets is subject;

     (f) it has obtained all necessary consents and approvals required to enter into this Agreement;

     (g) with the exception of the litigation described in the Form 10K/A filed by AirGate on January 15, 2004, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Party, threatened against or affecting the Party or any of its properties, assets or businesses in any court or before or by any governmental agency that could, if adversely determined, reasonably be expected to have a material adverse effect on the Party's ability to perform its obligations under this Agreement and the Addendum;

     (h) it has negotiated the terms of this Agreement, and this Agreement is the result of arms-length negotiations between the Parties and their respective attorneys; and

     (i) it has not assigned or otherwise transferred any interest in any of the Claims or Specific Claims.

     7. Covenant Not To Sue or Assist Third Parties. Except for claims for indemnification and contribution described in Sections 5(d) and 9, no Party will
(a) commence or in any manner seek relief against another Party through any suit or proceeding arising, based upon, or relating to any of the Claims or Specific Claims, or (b) voluntarily become a party to any suit or proceeding arising from or in connection with an attempt by or on behalf of any third party to enforce or collect an amount based on a Claim or Specific Claim. Nor will any Party assist the efforts of any third party attempting to enforce or collect an amount based on a Claim or Specific Claim, unless required to do so by a court of competent jurisdiction.

     8. Contract. The Parties understand that the terms in this Agreement are binding contractual commitments and not mere recitals, and that the Parties are not relying upon any statement or representation made by any Party released, any such Party's agents or attorneys, or any other person, concerning the nature, extent or duration of any injuries or damages, or concerning any other thing or matter, but are relying solely and exclusively upon their own knowledge, belief and judgment.

     9. Indemnification. The Sprint Parties and the AirGate Parties will indemnify, hold harmless and defend each other against all claims, demands, judgments, causes of action, losses, costs, damages, penalties, fines, taxes, expenses or liabilities, including reasonable attorneys' fees and costs of defense, brought against or incurred by them, arising from or in connection with an attempt by or on behalf of any third party to enforce or collect an amount based on a Claim or Specific Claim, where the third party's right to enforce or collect the amount is based on a Claim or Specific Claim and is based upon rights derived or obtained directly or indirectly from or through a Sprint Party or an AirGate Party. Some examples of third party actions where indemnity is appropriate under this Section 9 include: where the third party brings its claim based on subrogation rights or derivative actions, or based on an assignment by a Party of that Party's rights to a Claim or Specific Claim.

     10. Expenses. The Parties will pay their own expenses and attorneys' fees incurred in connection with the negotiation and execution of this Agreement and the Addendum.

     11. Additional Facts. The Parties are aware that they may after the date of this Agreement discover claims or facts in addition to or different from those they now know or believe to be true with respect to Claims and Specific Claims. Nevertheless, except as set forth in Section 5 of this Agreement, it is the intention of the Parties to fully, finally and forever settle and release all such claims, including claims for damages and losses that are presently unknown or unanticipated. In furtherance of this intention, the releases given in this Agreement are and will remain in effect as full and complete mutual releases of Claims and Specific Claims, except as set forth in Section 5 of this Agreement, notwithstanding the discovery or existence of any additional or different facts relative to them. Each Party assumes the risk of any mistake in executing this Agreement and furnishing the releases set forth in this Agreement. Without limiting the generality of the previous sentences in this Section 11, each Party waives and relinquishes any right or benefit that such Party has or may have under any provision of statutory or non-statutory law that may provide that a release does not extend to claims that a person does not know or suspect to exist at the time of execution of the release that, if known, would or may have materially affected the decision to give the release.

     12. Waivers. No waiver by a Party of any breach of or default under this Agreement will be deemed to be a waiver of any other breach or default of any kind or nature of this Agreement. No acceptance of payment or performance by a Party after any such breach or default will be deemed to be a waiver of any breach or default of this Agreement, whether or not such Party knows of such breach or default at the time it accepts such payment or performance. No failure or delay on the part of a Party to exercise any right it may have will prevent the exercise of that right by that Party at any time the other Party continues to be in default, and no such failure or delay will operate as a waiver of any default.

     13. Enforcement of Agreement; Injunctive Relief.

     (a) The releases given in this Agreement do not include a release of any liabilities, claims, damages, injuries or losses that may arise under this Agreement.

     (b) Each Party acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching Party or Parties may be irreparably harmed and may not be made whole by monetary damages. Accordingly, the Parties, in addition to any other remedy to which they may be entitled, will be entitled to seek injunctive or other equitable relief in any court of competent jurisdiction to the extent permitted by applicable law.

     (c) Each Party waives, to the fullest extent permitted by law, the right to trial by jury in any legal proceeding arising out of or relating to the enforcement of this Agreement.

     (d) The prevailing Party will be entitled to recover from the opposing Party its expenses (including reasonable attorneys' fees and costs) incurred in connection with any claim, action or lawsuit brought to enforce this Agreement.

     14. Assignment. No Party may assign any of its rights under this Agreement or delegate its duties under it to any person or entity not a Party unless it obtains the prior written consent of the other Parties to this Agreement, which consent may be withheld at such other Party's absolute discretion.

     15. Limitation on Rights of Others. Nothing in this Agreement, whether express or implied, will be construed to give any person other than the Parties any legal or equitable right, remedy or claim under or in respect of this Agreement.

     16. Confidentiality. The terms and provisions of this Agreement are confidential and proprietary to the Sprint Parties and to the AirGate Parties and are subject to the terms of Section 12.2 of the applicable Management Agreement between the Parties.

     17. High Travel Subscribers. Sprint Spectrum L.P. will continue to discuss with the AirGate Parties possible solutions to the problem presented by subscribers who use a significant percentage of their minutes of use on Away Networks (as that term is defined in the Schedule of Definitions).

     18. Other Provisions.

     (a) Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by and construed under Kansas law, without giving effect to any choice of law or conflict of law rules or provisions (whether of Kansas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Kansas.

     (b) Jurisdiction.

     (i) Each Party irrevocably and unconditionally submits to the nonexclusive jurisdiction of (A) any Kansas state court located in the County of Johnson or
(B) the United States District Court for the District of Kansas, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating to this Agreement. With respect to such suit, action or proceeding, each Party irrevocably waives, to the fullest extent permitted by law, the right to object that such court does not have jurisdiction over such party.

     (ii) Each Party irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection that it may now or later have to the venue of any suit, action or proceeding arising out of or relating to this Agreement in a Kansas state court located in the County of Johnson or the United States District Court for the District of Kansas. Each Party irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

     (c) Entire Agreement; Binding Effect. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter it covers and supersedes all prior agreements, negotiations, representations and discussions between the Parties with respect to the subject matter it covers. This Agreement is binding on and inures to the benefit of the Parties and their respective successors and assigns.

     (d) Construction. The Parties participated in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, the Parties intend that (i) this Agreement be construed as if they had drafted it together, and (ii) no presumption or burden of proof arises favoring or disfavoring any Party by virtue of its role in drafting any provision of this Agreement. All pronouns and any variations of pronouns used in this Agreement refer to the masculine, feminine or neuter, singular or plural as the identity of the person or persons require.

     (e) Severability. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and such illegality, invalidity or unenforceability will not affect the validity, legality or enforceability of the remainder of this Agreement.

     (f) Amendment. Any amendment to this Agreement must be in a written document signed by the Parties and must state the intent of the Parties to amend this Agreement.

     (g) No Admission of Liability. It is expressly understood and agreed that this Agreement is a compromise of disputed claims and that execution of, making of payments under, and performing of obligations under this Agreement are not to be construed as an admission of liability on the part of any Party.

     (h) Counterparts. This Agreement may be signed in counterpart or duplicate copy and by facsimile signature, and any signed counterpart, duplicate or facsimile copy is the equivalent to a signed original for all purposes.

            [The remainder of this page is left blank intentionally.]

EACH PARTY HAS COMPLETELY READ THE TERMS OF THIS AGREEMENT, FULLY UNDERSTANDS THEM AND VOLUNTARILY ACCEPTS THEM FOR THE PURPOSE OF MAKING FULL AND FINAL COMPROMISE, ADJUSTMENT AND SETTLEMENT OF ALL CLAIMS, DISPUTED OR OTHERWISE, IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT

           The Parties have executed this Agreement on the date first above written.

                                            SPRINT SPECTRUM L.P.


                                            By:  /s/ David Bottoms
                                                 Name  David Bottoms
                                                 Title:


                                            SPRINTCOM, INC.

                                            By:  /s/ David Bottoms
                                                 Name  David Bottoms
                                                 Title:


                                            SPRINT COMMUNICATIONS
                                            COMPANY L.P.


                                            By:  /s/ Thomas E. Murphy
                                                 Name  Thomas E. Murphy
                                                 Title: SVP, Corp Communications

                                            AIRGATE PCS, INC.


                                            By: /s/ Thomas M. Dougherty
                                                 Name Thomas M. Dougherty
                                                 Title:  President & CEO

                                            AGW LEASING COMPANY, INC.


                                            By:  /s/ Thomas M. Dougherty
                                                 Name  Thomas M. Dougherty
                                                 Title:  President & CEO

                                            AIRGATE NETWORK SERVICES, LLC


                                            By: /s/ Thomas M. Dougherty
                                                 Name  Thomas M. Dougherty
                                                 Title: President & CEO

                                            AIRGATE SERVICE COMPANY, INC.


                                            By: /s/ Thomas M. Dougherty
                                                 Name Thomas M. Dougherty
                                                 Title: President & CEO

                                    EXHIBIT A


               Sprint Specific Claims and AirGate Specific Claims


         1. Previously Filed Litigation. On May 2, 2003, AirGate filed a complaint in the Superior Court of Gwinnett County, Georgia entitled AIRGATE PCS, INC. v. SPRINT CORPORATION, SPRINT SPECTRUM, L.P. AND SPRINTCOM, INC., which litigation was dismissed without prejudice in May, 2003 pursuant to that certain letter agreement dated May 13, 2003 from James A. Pardo of King & Spalding LLP to J. David Dantzler, Jr., of McKenna Long & Aldridge LLP.


         2. Access Fees. All claims under the Management Agreement existing as of July 31, 2004 relating to the Parties' rights and obligations respecting originating and terminating access fees, whether billed or unbilled.

         3. Claims released by the AirGate Parties, but that will only be released by the Sprint Parties upon payment of the amount by AirGate to the Sprint Parties under this Agreement:


         o All claims in connection with the following unpaid disputed invoiced fees:

                           AFS-012931
                           AFS-013056
                           AFS-013202
                           AFS-013281
                           AFS-013349
                           AFS-013448
                           AFS-013498
                           AFS-013549
                    AFS-013568 PAID & UNPAID
                           AFS-013633
                    AFS-013719 PAID & UNPAID
                           AFS-013739
                           AFS-013756
                           AFS-013866
                           AFS-013884
                           AFS-014024
                           AFS-014150
                    AFS-014425 PAID & UNPAID
                           AFS-014578
                    AFS-014662 PAID & UNPAID
                           AFS-014730
                    AFS-014749 PAID & UNPAID
                           AFS-014891
                    AFS-014903 PAID & UNPAID
                           AFS-014942
                    AFS-015069 PAID & UNPAID
                           AFS-015087
                           AFS-015352
                           AFS-015370
                   AFS-015566 - PAID & UNPAID
                           AFS-015584
                           AFS-015653
                           AFS-015688
                           AFS-015707
                           AFS-015874
                           AFS-015893
                           AFS-015987
                           AFS-016006
                           AFS-016089
                           AFS-016108
                           AFS-016256
                           AFS-016275
                           AFS-016364
                           AFS-016383
                           MIS-110292
                         AFS-013568DIS
                           AFS-012270
                           AFS-013384
                           AFS-014440
                           AFS-015062
                           AFS-015519
                           AFS-016306

            AFS-016611 (AirGate intends to pay a portion of the invoice on
                  9/15/04. The parties release their claims respecting any amounts paid or disputed by that date. AirGate intends to dispute approximately $752,000 in invoices AFS-016611 and AFS-016630.)
            AFS-016630 (AirGate intends to pay a portion of the invoice on
                  9/15/04. The parties release their claims respecting any amounts paid or disputed by that date. AirGate intends to dispute approximately $752,000 in invoices AFS-016611 and AFS-016630.)

         o All claims in connection with the following paid disputed invoiced fees:

                              AFS-012330
                              AFS-012540
                              AFS-012673
                              AFS-012776
                              AFS-012922
                              AFS-013039
                              AFS-013183
                              AFS-013330
                              AFS-013441
                              AFS-013533
                       AFS-013568 PAID & UNPAID
                       AFS-013719 PAID & UNPAID
                       AFS-014425 PAID & UNPAID
                              AFS-014584
                       AFS-014662 PAID & UNPAID
                              AFS-014684
                       AFS-014749 PAID & UNPAID
                              AFS-014850
                       AFS-014903 PAID & UNPAID
                       AFS-015566 PAID & UNPAID

         Total Amount for claims identified under section 2
         of this Exhibit                                        $ 6,800,000.00